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                    STORMEDIA INCORPORATED AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (in thousands except per share amounts)

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
                                                                   Three Months Ended           Nine Months Ended
                                                             ----------------------------  ----------------------------
                                                             September 27,  September 29,  September 27,  September 29,
                                                                 1996           1995           1996           1995
                                                             -------------  -------------  -------------  -------------
                                                                                    (Unaudited)
PRIMARY:
Statement of operations data:
  Net earnings (loss)                                        $(9,128)       $ 7,137        $ 8,136        $12,761
                                                             =======        =======        =======        =======

Weighted average number of common and dilutive
  equivalent shares used in computations:
  Common Stock                                                17,414         16,076         17,220          9,279
  Stock options and other common stock equivalents                --          1,626            828          1,637
                                                             -------        -------        -------        -------
    Subtotal                                                  17,414         17,702         18,048         10,916

Pursuant to Staff Accounting Bulletin No 83:
  Preferred Stock converted on an as-if basis according
    at exercise prices less than the anticipated initial
    public offering price using the treasury stock method         --             --             --          3,150
  Stock options                                                   --             --             --            186
                                                             -------        -------        -------        -------
Shares used in computing net earnings (loss) per share        17,414         17,702         18,048         14,252
                                                             =======        =======        =======        =======
  Net earnings (loss) per share                              $  (.52)       $  0.40        $  0.45        $  0.90
                                                             =======        =======        =======        =======

FULL DILUTED:
Statement of operations data:
  Net earnings (loss)                                        $(9,128)       $ 7,137        $ 8,136        $12,761
                                                             =======        =======        =======        =======

Weighted average number of common and dilutive equivalent
  shares used in computations:
  Common Stock                                                17,414         16,076         17,220          9,273
  Stock options and other common stock equivalents                --          1,635            830          1,676
                                                             -------        -------        -------        -------
    Subtotal                                                  17,414         17,711         18,050         10,949

Pursuant to Staff Accounting Bulletin No. 83:
  Preferred Stock converted on an as-if basis according
    at exercise prices less than the anticipated initial
    public offering price using the treasury stock method         --             --             --          3,150
  Stock options                                                   --             --             --            186
                                                             -------        -------        -------        -------
Shares used in computing net earnings (loss) per share        17,414         17,711         18,050         14,285
                                                             =======        =======        =======        =======
Net earnings (loss) per share                                $ (0.52)       $  0.40        $  0.45        $  0.89
                                                             =======        =======        =======        =======

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